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                                                             EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 17, 1997 (January 23, 1998 as to Note 2) appearing in the Annual Report on Form 10-K/A of S3 Incorporated for the year ended December 31, 1996.

/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

San Jose, California
March 13, 1998


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